EXHIBIT 23

[Letterhead of Deloitte & Touche LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-73856 on Form S-8 of Delta Air Lines, Inc. of our report dated July 10, 2006, appearing in this Annual Report on Form 11-K of the Comair Savings and Investment Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

July 10, 2006